Execution Version
FORBEARANCE AGREEMENT
This FORBEARANCE AGREEMENT, dated as of July 15, 2020 (this “Agreement”), is by and among Valaris plc, a public limited company organized under the laws of England and Wales (the “Company” or the “Issuer”) and the undersigned beneficial holders or investment managers or advisors for such beneficial holders (together with any party that executes a Forbearance Joinder Agreement (the form of which is attached hereto as Exhibit A) after the date hereof, the “Supporting Holders”) of the Issuer’s 4.875% Senior Notes due 2022 (the “2022 Notes”), 4.75% Senior Notes due 2024 (the “2024 Notes”), 7.375% Senior Notes due 2025 (the “2025 Notes”), 5.4% Senior Notes due 2042 (the “2042 Notes”) and 5.85% Senior Notes due 2044 (the “2044 Notes” and together with the 2022 Notes, the 2024 Notes, the 2025 Notes and the 2042 Notes, the “Notes”).
WHEREAS, the Issuer is party to that certain Indenture, dated as of July 21, 2009 (as supplemented by the Ninth Supplemental Indenture, dated as of June 7, 2019, and the Tenth Supplemental Indenture dated as of February 3, 2020, the “Base Indenture”), as supplemented by, with respect to the 2022 Notes, the Fourth Supplemental Indenture, dated as of May 21, 2012 (the Base Indenture, as so supplemented, the “2022 Notes Indenture”), with respect to the 2024 Notes, the Sixth Supplemental Indenture, dated as of January 15, 2014 (the Base Indenture, as so supplemented, the “2024 Notes Indenture”), with respect to the 2025 Notes, the Eighth Supplemental Indenture, dated as of December 19, 2016 (the Base Indenture, as so supplemented, the “2025 Notes Indenture”), with respect to the 2042 Notes, the Fifth Supplemental Indenture, dated as of December 11, 2012 (the Base Indenture, as so supplemented, the “2042 Notes Indenture”) and with respect to the 2044 Notes, the Seventh Supplemental Indenture, dated as of January 15, 2014 (the Base Indenture, as so supplemented, the “2044 Notes Indenture”; the 2022 Notes Indenture, the 2024 Notes Indenture, the 2025 Notes Indenture, the 2042 Notes Indenture and the 2044 Notes Indenture, each an “Indenture” and, collectively, the “Indentures”), under which the respective Notes were issued;
WHEREAS, the current principal amount outstanding of the 2022 Notes is approximately $620.8 million and interest payments on the 2022 Notes are due semiannually, on June 1 and December 1 (or if any day is not a business day, on the next succeeding business day) and an interest payment on the notes of approximately $15.1 million was due on June 1, 2020 (the “2022 Notes Payment”), and the Issuer failed to make such 2022 Notes Payment (the “2022 Notes Default”);
WHEREAS, the current principal amount outstanding of the 2042 Notes is $400.0 million and interest payments on the 2042 Notes are due semiannually, on June 1 and December 1 (or if any day is not a business day, on the next succeeding business day) and an interest payment on the notes of $10.8 million was due on June 1, 2020 (the “2042 Notes Payment”), and the Issuer failed to make such 2042 Notes Payment (the “2042 Notes Default”);
WHEREAS, the current principal amount outstanding of the 2025 Notes is $360.8 million and interest payments on the 2025 Notes are due semiannually, on June 15 and December 15 (or if any day is not a business day, on the next succeeding business day) and an interest payment on the notes of approximately $13.3 million was due on June 15, 2020 (the

“2025 Notes Payment”), and the Issuer failed to make such 2025 Notes Payment (the “2025 Notes Default”);
WHEREAS, the current principal amount outstanding of the 2024 Notes is $318.6 million and interest payments on the 2024 Notes are due semiannually, on January 15 and July 15 (or if any day is not a business day, on the next succeeding business day) and an interest payment on the notes of approximately $7.6 million is due on July 15, 2020 (the “2024 Notes Payment”), and the Issuer has failed, or will fail, to make such 2024 Notes Payment (the “2024 Notes Default”);
WHEREAS, the current principal amount outstanding of the 2044 Notes is $400.0 million and interest payments on the 2044 Notes are due semiannually, on January 15 and July 15 (or if any day is not a business day, on the next succeeding business day) and an interest payment on the notes of approximately $11.7 million is due on July 15, 2020 (the “2044 Notes Payment”), and the Issuer has failed, or will fail, to make such 2044 Notes Payment (the “2044 Notes Default”);
WHEREAS, the current principal amount outstanding of the 8.000% Senior Notes due 2024 is $292.3 million and interest payments are due semiannually, on January 31 and July 31 (or if any day is not a business day, on the next succeeding business day) and an interest payment on the notes is due on July 31, 2020 (the “8.000% 2024 Notes Payment”), and the Issuer has failed, or will fail, to make such 8.000% 2024 Notes Payment (the “8.00% 2024 Notes Default”);
WHEREAS, the current principal amount outstanding of the 3.000% Exchangeable Notes due 2024 is $849.5 million and interest payments are due semiannually, on January 31 and July 31 (or if any day is not a business day, on the next succeeding business day) and an interest payment on the notes is due on July 31, 2020 (the “3.000% Exchangeable Notes Payment”), and the Issuer has failed, or will fail, to make such 3.000% Exchangeable Notes Payment (the “3.000% Exchangeable Notes Default”);
WHEREAS, the current principal amount outstanding of the 7.750% Senior Notes due 2026 is $1,000 million and interest payments are due semiannually, on February 1 and August 1 (or if any day is not a business day, on the next succeeding business day) and an interest payment on the Notes is due on August 1, 2020 (the “2026 Notes Payment”), and the Issuer has failed, or will fail, to make such 2026 Notes Payment (the “2026 Notes Default” and together with the 2022 Notes Default, the 2024 Notes Default, the 2025 Notes Default, the 2042 Notes Default, the 2044 Notes Default, the 8.00% 2024 Notes Default and the 3.000% Exchangeable Notes Default the “Specified Defaults”);
WHEREAS, pursuant to the applicable indenture, a default for 30 days in the payment when due of interest on the notes will mature into an Event of Default under the applicable indentures, and therefore the Specified Defaults matured or will mature into Events of Default on July 2, 2020, July 16, 2020, August 15, 2020, August 30, 2020 or September 2, 2020, as applicable (the “Resulting Events of Default”);

WHEREAS, pursuant to Section 3.02 of each supplemental Indenture, a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (as defined by the Indentures) of the Company or any of its Significant Subsidiaries (as defined by the Indentures), if (a) that default (x) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or (y) results in the acceleration of such Indebtedness prior to its express maturity, and (b) in each case described in clauses (x) or (y) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more shall constitute an Event of Default (a “Resulting Cross-Default” and together with the Resulting Events of Default, the “Specified Events of Default”); and
WHEREAS, upon the terms and conditions contained herein, during the Forbearance Period the Supporting Holders are prepared to (i) forbear from exercising, and directing the applicable trustee or otherwise taking any action to cause any other Holders to exercise, their rights and remedies in respect of the indentures and the notes with respect to the Specified Defaults and the Specified Events of Default and (ii) in the event that the applicable trustee or any Holder or group of Holders declares the notes to be due and payable immediately (an “Acceleration”), to deliver written notice to the applicable trustee to rescind and annul such Acceleration and its consequences and take all other action in their power to cause such Acceleration to be rescinded and annulled.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section I.FORBEARANCE
Section 1.01 Forbearance. During the Forbearance Period, each Supporting Holder (severally and not jointly) hereby agrees (i) to forbear from exercising any of their rights and remedies, including with respect to an acceleration, under the Indentures or applicable law with respect to the Specified Defaults and the Specified Events of Defaults and (ii) in the event that the applicable trustee or any Holder or Group of Holders takes any action which results in an Acceleration during the Forbearance Period (as defined below), to deliver written notice to the applicable trustee to rescind such Acceleration and its consequences and take all other action in their power to cause such Acceleration to be rescinded and annulled. During the Forbearance Period, each Supporting Holder (severally and not jointly) agrees that it (individually or collectively) will not deliver any notice or instruction to the applicable trustee directing the applicable trustee to exercise during the Forbearance Period any of the rights and remedies under the Indentures or applicable law with respect to the Specified Defaults and the Specified Events of Default.
Section 1.02 Limitation on Transfer of Notes. During the Forbearance Period, each of the Supporting Holders hereby agrees not to sell, assign, pledge, lend, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) any ownership (including beneficial ownership) of Notes (or any rights in respect thereof, including but not limited to the right to vote) held by such

Supporting Holder as of the date hereof except to a party who (i) is already a Supporting Holder party to this Agreement or (ii) prior to such Transfer, agrees in writing to be bound by all of the terms of this Agreement (including with respect to any and all claims it already may hold against the Issuer prior to such Transfer) by executing a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto, and delivering an executed copy thereof, within two (2) business days of closing of such Transfer, to counsel to the Issuer and counsel to the Supporting Holders, Kramer Levin Naftalis & Frankel LLP (“Kramer Levin” at tmayer@kramerlevin.com and szide@kramerlevin.com). Any Transfer made in violation of this Section 1.02 shall be void ab initio, and the Issuer shall have the right to enforce the voiding of any such Transfer.

Section 1.03 Forbearance Period. . The forbearance shall commence on the Forbearance Effective Date (as defined below) and continue until the earlier of (a) 11:59 p.m. ET on August 3, 2020, and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Forbearance Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, the forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Holders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the rights and remedies as if this Agreement had never existed, and all of the rights and remedies under the indentures and the notes and in law and in equity shall be available without restriction or modification, as if this forbearance had not occurred.
Section 1.04 Effect of Forbearance. No Supporting Holder has waived (regardless of any delay in exercising such rights and remedies) any default or Event of Default that may be continuing on the date hereof or any default or Event of Default that may occur after the date hereof (whether the same or similar to the Specified Defaults or the Specified Events of Default or otherwise), and no Supporting Holder has agreed to forbear with respect to any of its rights or remedies concerning any default or Event of Default (other than, during the Forbearance Period, the Specified Defaults and the Specified Events of Default solely to the extent expressly set forth herein) that may have occurred or be continuing as of the date hereof, or that may occur after the date hereof. Except as expressly set forth herein, each Supporting Holder reserves all of its rights, powers, and remedies under the Indentures, the Notes and applicable law, including, for the avoidance of doubt, any claims asserted in UMB Bank, N.A. v. Gibbins, et al., Case No. 2020-18184 (Tex. Dist. Ct. Harris Cty.). Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly constitute a course of dealing or other basis for altering the Indentures, the Notes, or any other contract, agreement or instrument. The Supporting Holders’ agreement to forbear from exercising certain of their rights and remedies with respect to the Specified Defaults and the Specified Events of Default during the Forbearance Period does not in any manner whatsoever limit any Supporting Holder’s right to insist upon strict compliance with the Indentures and the Notes.
Section II.EVENTS OF TERMINATION
Section 2.01 Events of Termination. . The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):

(a)    other than with respect to the Specified Defaults and the Specified Events of Default, there occurs an Event of Default or any other Default under the indentures or the notes that is not cured within any applicable grace period;
(b)    a case under title 11 of the United States Code or any similar reorganization, liquidation, insolvency, or receivership proceeding under applicable law is commenced by or against the Issuer or a subsidiary of the Issuer;
(c)    the obligations of the Company under the Credit Agreement (as defined in the Credit Agreement Waiver (as defined below)) are accelerated;
(d)    the termination or invalidity of the Credit Agreement Waiver, the Credit Agreement Waiver otherwise ceasing to be in full force and effect, or the Credit Agreement Waiver being amended, supplemented or otherwise modified in each case without the consent of the Supporting Holders; or
(e)    the failure of the Issuer to timely comply with any term, condition or covenant set forth in this Agreement.
Section III.REPRESENTATIONS AND WARRANTIES AND AGREEMENTS
Section 3.01 Representations and Warranties of the Issuer. In consideration of the foregoing agreements, the Issuer hereby represents and warrants to each Supporting Holder as follows:
(a)    Each of this Agreement, the indentures and the notes constitutes a valid and legally binding agreement, enforceable against the Issuer in accordance with its terms.
(b)    The Issuer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder and under the indentures and the notes.
(c)    Each of this Agreement, the indentures and the notes has been duly and validly authorized by the Issuer and has been duly executed and delivered by the Issuer.
(d)    No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other person is required in connection with the Issuer’s entry into, and performance of, this Agreement, the indentures and the notes, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect or which are immaterial in nature; and the entry into and performance of this Agreement, the indentures and the notes by the Issuer does and will not conflict with, or result in the default under, any material agreement or document of the Issuer, its constituent documents or any applicable law, regulation or court order, consent or ruling.
(e)    As of the date hereof, except for the Specified Defaults and the Specified Events of Default, no default or Event of Default has occurred or is continuing under this Agreement, the Indentures or the Notes.

(f)    All of the recitals to this Agreement are true and correct.
(g)    The Company has obtained an executed extension through August 3, 2020 of the Second Amended and Restated Waiver to Fourth Amended and Restated Credit Agreement dated as of July 15, 2020 (the “Credit Agreement Waiver”) on terms acceptable to the Supporting Holders.
Section 3.02 Representations and Warranties of the Supporting Holders. In consideration of the foregoing agreements, each Supporting Holder severally but not jointly hereby represents and warrants to the Issuer as follows:
(a)    This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms.
(b)    As of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the principal amount of Notes1 set forth below such Supporting Holder’s signature hereto and to that extent it advises or acts as a manager for any beneficial holder, it has the authority to enter into this Agreement on behalf of such beneficial holder and that this Agreement is a valid and legally binding agreement, enforceable against that holder and such party.
Section 3.03 The parties to this Agreement acknowledge that (a) nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under the Indentures and (b) the entry into this Agreement shall not constitute, directly or indirectly, a waiver, an amendment, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Issuer.
Section 3.04 The Supporting Holders have not made any assurances concerning (a) the manner in which or whether any Event of Default may be resolved or (b) any additional forbearance or any waiver, restructuring or other accommodations.
Section IV.CONDITIONS TO EFFECTIVENESS
This Agreement shall become effective at the time (the “Forbearance Effective Date”) that all of the following conditions precedent have been met (or waived):
Section 4.01 Execution of this Agreement. The parties to this Agreement shall have received counterparts of this Agreement duly executed by (i) the Issuer and (ii) the beneficial holders, or investment managers or advisors for such beneficial holders, of at least (a) 40%  of the outstanding principal amount of the 2022 Notes, (b) 50%  of the outstanding principal amount of the 2024 Notes, (c) 50%  of the outstanding principal amount of the 2025 Notes, (d) 50%  of the outstanding principal amount of the 2042 Notes, and (e) 50%  of the outstanding principal amount of the 2044 Notes.
1 The Company shall not make such holdings public and will cause such holdings to be redacted to the extent this Agreement is publicly filed or otherwise made publicly available.

Section 4.02 Representations and Warranties. The representations and warranties contained herein shall be true and correct in all respects, and no default or Event of Default (other than the Specified Default) shall exist on the date hereof or on the Forbearance Effective Date.
Section 4.03 Credit Agreement Waiver. The Company has obtained an executed extension through August 3, 2020 of the Credit Agreement Waiver on terms acceptable to the Supporting Holders.
Section V.MISCELLANEOUS
Section 5.01 Counterparts
. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.
Section 5.02 Interpretive Matters
(a)    Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.
(b)    The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.
(c)    Capitalized terms used but not defined in this Agreement have the meanings given to them in the Indentures.
Section 5.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the conflict of law rules and principles thereof.
Section 5.04 Successors and Assigns. This Agreement shall be binding upon the Issuer, the Supporting Holders and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.
Section 5.05 Additional Parties. Without in any way limiting the provisions hereof, additional holders or beneficial owners of Notes may elect to become parties to this Agreement by executing and delivering to counsel to the Issuer and Kramer Levin a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto. Such additional holder or beneficial owner of Notes shall become a Supporting Holder under this Agreement in accordance with the terms of this Agreement.
Section 5.06 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 5.07 Integration. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.
Section 5.08 Jury Trial Waiver. The Issuer and the Supporting Holders, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement and the Indentures or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Supporting Holder relating to the administration of the Notes or enforcement of the Indentures arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.
Section 5.09 Email . Unless the context of this Agreement clearly requires otherwise, any notice or other communication required by this Agreement, regardless of whether the applicable subsection of this Agreement contemplates email delivery of such notice or communication, may be done via email.
Section 5.10 Amendment. This Agreement may only be amended or modified in writing (including email by counsel) by the Issuer and each Supporting Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
Valaris plc

By: /s/ Darin Gibbins
Name: Darin Gibbins
Title: An Authorized Signatory

[Signature Page to Forbearance Agreement]

Exhibit A
FORM OF FORBEARANCE JOINDER AGREEMENT
[●], 2020
Valaris plc
110 Cannon Street
London, EC4N 6EU, United Kingdom
Attention: General Counsel

RE:    Forbearance Agreement
Ladies and Gentlemen:
Reference is made to the Forbearance Agreement dated as of July [●], 2020 entered into between the Issuer and the Supporting Holders party thereto (such Forbearance Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Forbearance Joinder Agreement, being the “Forbearance Agreement”). Any capitalized terms not defined in this Forbearance Joinder Agreement have the meanings given to them in the Forbearance Agreement.
SECTION I. Joining Obligations Under the Forbearance Agreement. The undersigned (the “Joining Noteholder”) hereby agrees, as of the date first above written, to join and to be bound as a Supporting Holder by all of the terms and conditions of the Forbearance Agreement, to the same extent as each of the other Supporting Holders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Forbearance Agreement to a “Supporting Holder” shall also mean and be a reference to the undersigned, including the making of each applicable representation and warranty set forth in Section 3 of the Forbearance Agreement.
SECTION II. Execution and Delivery. Delivery of an executed counterpart of a signature page to this Forbearance Joinder Agreement by telecopy or in .PDF or similar format by email shall be effective as delivery of an original executed counterpart of this Forbearance Joinder Agreement. For the avoidance of doubt, the Issuer does not need to separately execute this Forbearance Joinder Agreement but is nevertheless bound by the terms of the Forbearance Agreement with respect to the Joining Noteholder as if such Joining Noteholder were a party to the Forbearance Agreement.
SECTION III. Governing Law; Waiver of Jury Trial, Etc. The parties hereto hereby agree that Sections 6.03 and 6.08 of the Forbearance Agreement shall apply to this Forbearance Joinder Agreement.
[Signature Page Follows]

A-1

Very truly yours,
[JOINING HOLDER]
By:
Name:
Title:
Holder’s principal amount of:
2022 Notes: $___________
2024 Notes: $___________
2025 Notes: $___________
2042 Notes: $___________
2044 Notes: $___________

A-2